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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)              September 13, 2005



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                      001-16317                95-4079863
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On September 13, 2005, the Company announced financial results for the year ended June 30, 2005.

     Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the year ended June 30, 2005 of $12.0 million, or $0.92 per basic and diluted share, compared to net income attributable to common stock for the year ended June 30, 2004 of $7.1 million, or $0.68 per basic and diluted share. Natural gas and oil sales from continuing and discontinued operations for the year ended June 30, 2005 were $16.3 million, down from $27.6 million for the year ended June 30, 2004. The decrease in revenue was primarily the result of the sale of our south Texas natural gas and oil interests for $50 million, completed in December 2004. EBITDAX was $28.5 million for the year ended June 30, 2005, down from EBITDAX for the year ended June 30, 2004 of $29.0 million.

     For the three months ended June 30, 2005, Contango had a net loss attributable to common stock of $1.4 million, or $0.16 per basic and diluted share, compared to a net loss attributable to common stock for the three months ended June 30, 2004 of $1.1 million, or $0.09 per basic and diluted share. Natural gas and oil sales from continuing and discontinued operations for the three months ended June 30, 2005 were $1.3 million, down from $6.8 million for the three months ended June 30, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                     Description of Document
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   99.1         Press release dated September 13, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CONTANGO OIL & GAS COMPANY



Date:  September 15, 2005              By:  /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer




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